EXHIBIT 5.1

RICHARDSON & PATEL LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024
Telephone (310) 208-1182
Facsimile (310) 208-1154

June 6, 2008

Composite Technology Corporation
2026 McGaw Avenue
Irvine, California 92614

Re: Registration on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Composite Technology Corporation (the “Company”), in connection with (a) the proposed issuance and sale from time to time by the Company, of (i) shares of its common stock, $0.001 par value per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Common Stock Warrants”), and (iii) units comprised of one or more Common Stock and Common Stock Warrants in any combination (the “Units”) with an aggregate offering price of up to $50,000,000, (the Common Stock, Common Stock Warrants, and Units are each referred to herein as a “Security,” and collectively as the “Securities”), and (b) the proposed sale from time to time by the selling stockholders of up to 3,523,964 shares of Common Stock. The Securities may be issued and sold by the Company and the Common Stock may be sold by the selling stockholders pursuant to a registration statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 5, 2008.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder.

We are of the opinion that upon completion of the procedures set forth in the Registration Statement proposed to be taken by the Company (i) the Securities with an aggregate offering price of $50,000,000 that may be issued and sold by the Company, in the case of Common Stock, will be legally issued, fully paid and nonassessable when sold and, in the case of Common Stock Warrants, will be binding obligations of the Company, and (ii) the 3,523,964 shares of Common Stock that may be sold by the selling stockholders are legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use or our name in the related prospectus and prospectus supplement under the heading “Legal Matters.”

 Very truly yours,

/s/ RICHARDSON & PATEL LLP